UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2020

Quture International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-143630	20-4682058
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3445 Lawrence Avenue Oceanside, NY	11572
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On September 23, 2020, as a result of a private transaction, 10,000,000 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the “Shares”) of Quture International, Inc., a Nevada corporation (the “Company”), were transferred from Custodian Ventures, LLC (the “Seller”) to FiveT Capital Holding AG (the “Purchaser”). As a result, the Purchaser became an approximately 50.2% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $265,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or the Seller.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Mr. Wieland Kreuder consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Wieland Kreuder, age 46, has worked at FiveT Capital AG, Zurich, for thirteen years. He was an Executive Vice President from October 2007 to April 2014, and a Director from May 2014 to the present. Mr. Kreuder was an equity specialist trader at Baader Bank AG, Munich, from April 2004 to September 2007. He has a Master Degree in Economics from the University of Hohenheim.

Mr. Kreuder has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On September 10, 2020, the Company filed a Certificate of Designation with the State of Nevada changing the conversion and voting rights of the Company’s Series A preferred stock, $.001 par value per share to 250 for each one (1) share of Series A preferred stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation, filed with the Secretary of State of the State of Nevada on September 10, 2020.

99.1	STOCK PURCHASE AGREEMENT, dated September 23, 2020, by and the Seller and the Purchaser.

99.2	DIRECTORS RESOLUTIONS, dated September 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2020

Quture International, Inc.

By:	/s/ Wieland Kreuder
Wieland Kreuder
Title:	President

EXHIBIT INDEX

Exhibit No.

3.1	Certificate of Designation, filed with the Secretary of State of the State of Nevada on September 10, 2020.

99.1	STOCK PURCHASE AGREEMENT, dated September 23, 2020, by and the Seller and the Purchaser.

99.2	DIRECTORS RESOLUTIONS, dated September 23, 2020.

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